Consent of Independent Registered Public Accounting Firm

   We have issued our report dated September 15, 2006 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 210 as of July 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                        Grant Thornton LLP


New York, New York
November 22, 2006